EXHIBIT 16.1

January 9, 2008

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:           Forster Drilling Corporation

Dear Sir or Madam:

I have read Item 4.01 of Form 8-K of Forster Drilling Corporation dated January 9, 2008, and agree with the statements contained therein.

Very truly yours,

/s/ John M. James, CPA
John M. James, CPA